Bank of America 2Q25 Financial Results July 16, 2025

Note: ROE stands for return on average common shareholders’ equity. ROTCE stands for return on average tangible common shareholders’ equity. ROA stands for return on average assets. 1 Revenue, net of interest expense. 2 Diluted earnings per share. 3 End of period (EOP). 4 CET1 stands for common equity tier 1 capital. CET1 ratio at June 30, 2025, is preliminary. 5 GLS stands for average Global Liquidity Sources. See note A on slide 30 for definition of Global Liquidity Sources. 6 Represents a non-GAAP financial measure. For important presentation information, see slide 33. 2Q25 Highlights 2 Growth in earnings Continued balance sheet strength Healthy returns Revenue $26.5B1 +4% YoY Net income $7.1B +3% YoY EPS $0.892 +7% YoY Deposits $2.0T3 +5% YoY CET1 11.5% well above reg. min.4 Robust liquidity GLS $938B5 ROE 10.0% ROTCE 13.4%6 ROA 0.83%

Continued Organic Growth in 2Q25

Consumer Banking

- Added ~175,000 net new checking accounts; 26 consecutive quarters of net growth
- 3rd consecutive quarter of QoQ average deposit growth
- Consumer investment assets of ~$540B,[1] up 13% YoY; over 4MM accounts with $19B flows since 2Q24
- Grew Small Business loans 8% YoY

Global Wealth & Investment Management

- Added ~7,100 net new relationships across Merrill and Private Bank
- Opened ~28,000 new bank accounts; 63% of clients have banking relationship
- $4.4T client balances,[1] up 10% YoY, with AUM balances of ~$2.0T, up 13%

- $6.1T total deposits, loans, and investment balances[2]
- $83B total net wealth spectrum client flows since 2Q24[3]

Global Banking

- #3 investment banking fee ranking YTD[4]
- Grew average deposits 15% YoY to over $600B
- Treasury service charges increased 15% YoY
- Grew Middle Market average loans 8% YoY[5]

Global Markets

- 13th consecutive quarter of YoY sales and trading revenue growth
- Record 2Q sales and trading revenue
- Record 2Q Equities sales and trading revenue
- 19th consecutive quarter of average loan growth

Note: Balance sheet metrics are end of period unless otherwise noted.
[1] End of period. Consumer investment assets include end of period client brokerage assets, deposit sweep balances, brokered certificates of deposit (CDs), and assets under management (AUM) in Consumer Banking. Global Wealth & Investment Management (GWIM) client balances include deposits, loans and leases, AUM, brokerage, and other assets.
[2] Investment balances include AUM, brokerage, and other assets.
[3] Includes net client flows across Merrill, Private Bank, and Consumer Investments.
[4] Source: Dealogic as of June 30, 2025.
[5] Includes loans to Global Commercial Banking clients, excluding commercial real estate and specialized industries.

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AI Agent Search & Summarization Content Generation Operations & Code Generation • Erica® helps drive efficiencies through self- service across the firm • 20MM active consumer Erica users with nearly 3B interactions since launch in 2018 • CashPro® Chat used by 65% of business, commercial, and corporate clients, with Erica handling >40% of interactions • Erica for Employees used by >90% of teammates, helping to reduce calls to service desk by ~50% • Generative-AI platform used by Global Markets and Global Corporate and Investment Banking to search, summarize, and synthesize internal research and market commentary • ask MERRILL and ask PRIVATE BANK tools designed to efficiently find resources and curate information for advisors, with ~23MM interactions per year • AI tools help to standardize and streamline banker preparation for client meetings • AI tools provide guided assistance to customer service specialists • AI-powered assistant available to ~17,000 software developers, helping to drive efficiency gains • AI-powered chatbot used across Global Markets, Operations, and Technology to automate manual tasks • >50 AI-enabled fraud detection models designed to help detect fraudulent activity more quickly, accurately, and at scale ~7,800 total patents granted & pending Leveraging Artificial Intelligence 4 ~1,400 AI & machine learning patents granted & pending | >250 AI & machine learning models Continuous Innovation

2Q25 Financial Results

Summary Income Statement ($B, except per share data)	**2Q25**	**1Q25**	**Inc / (Dec)**		**2Q24**	**Inc / (Dec)**	
Total revenue, net of interest expense	**$26.5**	$27.4	($0.9)	(3) %	$25.4	$1.1	4 %
Provision for credit losses	**1.6**	1.5	0.1	8	1.5	0.1	6
Net charge-offs	***1.5***	*1.5*	*0.1*	*5*	*1.5*	*—*	*(1)*
Reserve build (release)[1]	***0.1***	*—*	*—*	*N/M*	*—*	*0.1*	*N/M*
Noninterest expense	**17.2**	17.8	(0.6)	(3)	16.3	0.9	5
Pretax income	**7.7**	8.1	(0.4)	(5)	7.6	0.1	2
Pretax, pre-provision income[2]	***9.3***	*9.6*	*(0.3)*	*(3)*	*9.1*	*0.2*	*2*
Income tax expense	**0.6**	0.7	(0.1)	(21)	0.7	(0.1)	(14)
Net income	**$7.1**	$7.4	($0.3)	(4)	$6.9	$0.2	3
Diluted earnings per share	**$0.89**	$0.90	($0.01)	(1)	$0.83	$0.06	7
Average diluted common shares (in millions)	**7,652**	7,771	(119)	(2)	7,961	(309)	(4)

Return Metrics and Efficiency Ratio			
Return on average assets	**0.83 %**	0.89 %	0.85 %
Return on average common shareholders' equity	**10.0**	10.4	10.0
Return on average tangible common shareholders' equity[2]	**13.4**	13.9	13.6
Efficiency ratio	**65**	65	64

Note: Amounts may not total due to rounding.
[1] For more information on reserve build (release), see note B on slide 30.
[2] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 30. For important presentation information, see slide 33.

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Note: FTE stands for fully taxable-equivalent basis. 1 Represent non-GAAP financial measures. For important presentation information, see slide 33. 2 Excludes loans accounted for under the fair value option. 3 See note A on slide 30 for definition of Global Liquidity Sources. 4 CET1 ratio at June 30, 2025, is preliminary. 5 Beginning in 3Q25. Subject to approval by the Bank of America Corporation (Corporation) Board of Directors. 2Q25 Highlights (Comparisons to 2Q24, unless otherwise noted) • Net income of $7.1B; EPS of $0.89; ROE 10.0%, ROTCE1 13.4% • Revenue, net of interest expense, of $26.5B ($26.6B FTE)1 increased $1.1B, or 4%, reflecting higher net interest income (NII), sales and trading revenue, and asset management fees, as well as lower investment banking fees – NII of $14.7B ($14.8B FTE)1 increased $1.0B, or 7%; up $0.2B, or 2%, vs. 1Q25 – Noninterest income of $11.8B increased $0.1B, or 1% • Provision for credit losses of $1.6B in 2Q25 vs. $1.5B in both 1Q25 and 2Q24 – Net charge-offs (NCOs)2 of $1.5B were flat to 1Q25 and 2Q24 • Noninterest expense of $17.2B increased $0.9B, or 5%; down $0.6B, or 3%, vs. 1Q25 • Balance sheet remained strong – Average deposits of $1.97T increased $64B, or 3% – Average loans and leases of $1.13T increased $77B, or 7% – Average Global Liquidity Sources3 of $938B – CET1 capital of $201B was flat to 1Q25 – CET1 ratio of 11.5%4 vs. 11.8% in 1Q25; well above regulatory minimum – Paid $2.0B in common dividends and announced plans to increase quarterly common dividend 8%5 – Repurchased $5.3B of common stock 6

Balance Sheet, Liquidity, and Capital

(EOP basis unless noted)

Balance Sheet Metrics	2Q25	1Q25	2Q24
Assets ($B)			
Total assets	**$3,441**	$3,349	$3,258
Total loans and leases	**1,147**	1,111	1,057
Cash and cash equivalents	**266**	274	321
Total debt securities	**930**	939	878
Carried at fair value	**389**	389	301
Held-to-maturity, at cost	**541**	551	577
Funding & Liquidity ($B)			
Total deposits	**$2,012**	$1,990	$1,910
Long-term debt	**313**	304	290
Global Liquidity Sources (average)[1]	**938**	942	909
Equity ($B)			
Common shareholders' equity	**$276**	$275	$267
Common equity ratio	**8.0 %**	8.2 %	8.2 %
Tangible common shareholders' equity[2]	**$206**	$205	$197
Tangible common equity ratio[2]	**6.1 %**	6.3 %	6.2 %
Per Share Data			
Book value per common share	**$37.13**	$36.39	$34.39
Tangible book value per common share[2]	**27.71**	27.12	25.37
Common shares outstanding (in billions)	**7.44**	7.56	7.77

Basel 3 Capital ($B)[3]	2Q25	1Q25	2Q24
Common equity tier 1 capital	**$201**	$201	$198
Standardized approach			
Risk-weighted assets (RWA)	**$1,750**	$1,711	$1,661
CET1 ratio	**11.5 %**	11.8 %	11.9 %
Advanced approaches			
Risk-weighted assets	**$1,548**	$1,514	$1,469
CET1 ratio	**13.0 %**	13.3 %	13.5 %
Supplementary leverage			
Supplementary Leverage Ratio	**5.7 %**	5.7 %	6.0 %

- CET1 ratio of 11.5% decreased 26 bps vs. 1Q25[3]
  - CET1 capital of $201B was flat to 1Q25
  - Standardized RWA of $1.7T increased $39B
- Book value per share of $37.13 improved 8% from 2Q24; tangible book value per share of $27.71 improved 9% from 2Q24[2]
- Average Global Liquidity Sources of $938B decreased $4B compared to 1Q25[1]

[1] See note A on slide 30 for definition of Global Liquidity Sources.
[2] Represent non-GAAP financial measures. For important presentation information, see slide 33.
[3] Regulatory capital ratios at June 30, 2025, are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach at June 30, 2025, and June 30, 2024, and the Tier 1 capital ratio under the Standardized approach at March 31, 2025.

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$1,875 $1,876 $1,905 $1,907 $1,910 $1,921 $1,958 $1,958 $1,974 Total rate paid Noninterest-bearing Interest-bearing 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $500 $1,000 $1,500 $2,000 0.00% 1.00% 2.00% 3.00% 4.00% Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposit and Rate Paid Trends 8 $1,006 $980 $959 $952 $949 $938 $942 $948 $952 Total rate paid Low-interest and noninterest checking Other deposits 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $300 $600 $900 $1,200 0.00% 1.00% 2.00% 3.00% 4.00% $295 $292 $292 $297 $288 $280 $285 $286 $277 Total rate paid Sweep deposits Bank deposits 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $100 $200 $300 2.00% 3.00% 4.00% 5.00% $498 $504 $528 $526 $525 $550 $582 $575 $603 Total rate paid Noninterest-bearing Interest-bearing 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $250 $500 $750 2.00% 3.00% 4.00% 5.00% Note: Total Corporation also includes Global Markets and All Other. 1 Includes Preferred deposits, other non-sweep Merrill bank deposits, and Private Bank deposits. 1 1.76% 0.58% 2.47% 2.77% 1.79% 2.50% 2.73% 0.61% 2.03% 0.60% 3.14% 3.18%

$1,043 $1,051 $1,073 $1,086 $1,121 312 314 316 315 319 223 225 229 232 237 373 371 375 379 388 135 141 152 160 176 Consumer Banking GWIM Global Banking Global Markets 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $400 $800 $1,200 $1,051 $1,060 $1,081 $1,094 $1,128 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $400 $800 $1,200 +2% +7% +4% +31% Average Loan and Lease Trends YoY +7% YoY +7% Note: Amounts may not total due to rounding. 1 Includes residential mortgage and home equity. 2 Includes direct / indirect and other consumer and commercial lease financing. Total Loans and Leases by Product ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B)Total Loans and Leases ($B) $456 $458 $461 $462 $470 $596 $602 $620 $632 $658 Consumer Commercial 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $250 $500 $750 9 $1,051 $1,060 $1,081 $1,094 $1,128 386 392 405 412 427 253 253 254 254 261 123 125 133 139 149 119 120 122 123 12599 100 101 100 10071 69 67 66 66 U.S. commercial Home lending Non-U.S. commercial Other Consumer credit card Commercial real estate 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $400 $800 $1,200 2 1

• Net interest income of $14.7B ($14.8B FTE)1 – Increased $0.2B from 1Q25, driven by higher deposit and loan balances, one additional day of interest accrual, and fixed-rate asset repricing, partially offset by the impact of lower non-U.S. interest rates on loan yields – Increased $1.0B from 2Q24, driven by fixed-rate asset repricing, higher NII related to Global Markets (GM) activity, and higher deposit and loan balances, partially offset by the impact of lower interest rates • Net interest yield of 1.94% decreased 5 bps from 1Q25 and increased 1 bp vs. 2Q24 – Blended cash and securities yield of 3.23% vs. total deposit rate paid of 1.76% – Excluding GM, net interest yield of 2.44%1 • 100 bps parallel shift below the June 30, 2025, forward interest rate yield curve is estimated to reduce net interest income by $2.3B over the next 12 months2 Net Interest Income (FTE, $B)1 Net Interest Income Net Interest Yield (FTE)1 Note: Amounts may not total due to rounding. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $1.3B, $1.2B, $1.0B, $0.9B, and $0.8B and average earning assets of $825.8B, $767.6B, $714.8B, $728.2B, and $706.4B for 2Q25, 1Q25, 4Q24, 3Q24, and 2Q24, respectively. The Corporation believes the presentation of NII and net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 33. 2 As of June 30, 2025. NII asset sensitivity represents banking book positions using behavioral deposit changes. See note D on slide 30 for information on asset sensitivity assumptions. 1.93% 1.92% 1.97% 1.99% 1.94% 2.41% 2.40% 2.42% 2.47% 2.44% Reported net interest yield Net interest yield excl. GM 2Q24 3Q24 4Q24 1Q25 2Q25 1.50% 2.00% 2.50% 3.00% $13.9 $14.1 $14.5 $14.6 $14.8 $13.7 $14.0 $14.4 $14.4 $14.7 Net interest income (GAAP) FTE adjustment 2Q24 3Q24 4Q24 1Q25 2Q25 $0.0 $5.0 $10.0 $15.0 10 Net Interest Income Mix (FTE, $B)1 $13.9 $14.1 $14.5 $14.6 $14.8 $13.1 $13.2 $13.5 $13.4 $13.5 NII excl. GM GM NII 2Q24 3Q24 4Q24 1Q25 2Q25 $0.0 $5.0 $10.0 $15.0

Net Interest Income Outlook[1,2]



$14.8B
~$125MM
~$450MM
• Held-to-maturity (HTM) securities
• Mortgage loans
• Cash flow hedges
~($250MM)
• 25 bp interest rate cuts in Sep and Oct 2025
~$50MM
~$325MM-$525MM
• Low-single digit deposit growth
• Mid-single digit loan growth
~$15.5B-$15.7B
2Q25
Day count
Fixed-rate asset repricing
Impact of interest rate cuts[3]
Global Markets NII
Other balance sheet growth / mix
4Q25

Note: Amounts may not total due to use of ranges for select drivers presented.

[1] FTE basis. Represents a non-GAAP financial measure. For important presentation information, see slide 33. A reconciliation to the most directly comparable GAAP measure for the 4Q25 period is not included as it cannot be prepared without unreasonable effort.

[2] For cautionary information in connection with these forward-looking statements, see note E on slide 30 and slide 32.

[3] Impact of interest rate cuts represents asset sensitivity of banking book positions using behavioral deposit changes. See note D on slide 30 for information on asset sensitivity assumptions.

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$16.3 $16.5 $16.8 $17.8 $17.2 9.8 9.9 10.2 10.9 10.3 6.5 6.6 6.5 6.9 6.9 Compensation and benefits Other 2Q24 3Q24 4Q24 1Q25 2Q25 $0.0 $10.0 $20.0 64% 65% 66% 65% 65% 2Q24 3Q24 4Q24 1Q25 2Q25 50% 60% 70% Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency Note: Amounts may not total due to rounding. 1 Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense. Outlook on operating leverage is a forward-looking statement that is subject to uncertainty and is not a guarantee of future results or performance. For cautionary information in connection with forward-looking statements, see slide 32. 12 • 2Q25 noninterest expense of $17.2B – Declined $0.6B, or 3%, vs. 1Q25, driven by the absence of seasonally-elevated costs (primarily payroll taxes) – Increased $0.9B, or 5%, vs. 2Q24, driven by higher revenue-related expenses and investments in people, brand, and technology • Expect to deliver operating leverage in 2H251

Asset Quality 1 Excludes loans measured at fair value. 2 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Provision for Credit Losses ($MM) Net Charge-offs ($MM)1 $1,508 $1,542 $1,452 $1,480 $1,592 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $500 $1,000 $1,500 $2,000 $1,533 $1,534 $1,466 $1,452 $1,525 0.59% 0.58% 0.54% 0.54% 0.55% Net charge-offs Net charge-off ratio 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $500 $1,000 $1,500 $2,000 0.00% 0.25% 0.50% 0.75% 1.00% 13 • Total net charge-offs1 of $1.5B increased $73MM from 1Q25 – Consumer net charge-offs of $1.1B decreased $60MM, driven by lower credit card losses ▪ Credit card loss rate of 3.82% in 2Q25 vs. 4.05% in 1Q25 – Commercial net charge-offs of $466MM increased $133MM driven primarily by sales and resolutions of commercial real estate office properties – Net charge-off ratio of 0.55% vs. 0.54% in 1Q25 • Provision for credit losses of $1.6B increased $112MM from 1Q25 – Net reserve build of $67MM in 2Q25 vs. $28MM in 1Q25 • Allowance for loan and lease losses of $13.3B represented 1.17% of total loans and leases1,2 – Total allowance of $14.4B included $1.1B for unfunded commitments • Nonperforming loans of $6.0B decreased $102MM from 1Q25 • Commercial reservable criticized utilized exposure of $27.9B increased $252MM from 1Q25

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios $474 $490 $359 $333 $466 0.32% 0.33% 0.23% 0.22% 0.29% Small business Commercial real estate C&I Commercial NCO ratio 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $200 $400 $600 0.00% 0.20% 0.40% 0.60% $1,059 $1,044 $1,107 $1,119 $1,059 0.93% 0.91% 0.96% 0.98% 0.90% Credit card Other Consumer NCO ratio 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $400 $800 $1,200 0.00% 0.50% 1.00% 1.50% Commercial Metrics ($MM) 2Q25 1Q25 2Q24 Provision $508 $380 $414 Reservable criticized utilized exposure 27,904 27,652 24,761 Nonperforming loans and leases 3,417 3,470 2,802 % of loans and leases1 0.51% 0.54% 0.47 % Allowance for loans and leases $4,713 $4,704 $4,724 % of loans and leases1 0.71% 0.74% 0.79 % Commercial excl. small business NCOs $332 $200 $356 % of loans and leases1 0.21% 0.13% 0.25 % Consumer Metrics ($MM) 2Q25 1Q25 2Q24 Provision $1,084 $1,100 $1,094 Nonperforming loans and leases 2,564 2,613 2,671 % of loans and leases1 0.54% 0.56% 0.58 % Consumer 30+ days performing past due $4,385 $4,441 $4,346 Fully-insured2 419 460 466 Non fully-insured 3,966 3,981 3,880 Consumer 90+ days performing past due 1,461 1,569 1,474 Allowance for loans and leases 8,578 8,552 8,514 % of loans and leases1 1.82% 1.83% 1.86% # times annualized NCOs 2.02 x 1.88 x 2.00 x 14 3 Note: Amounts may not total due to rounding. 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 C&I includes commercial and industrial and commercial lease financing.

Consumer Banking

Summary Income Statement ($MM)	2Q25	Inc / (Dec) 1Q25	2Q24
Total revenue, net of interest expense	**$10,813**	$320	$607
Provision for credit losses	**1,282**	(10)	1
Noninterest expense	**5,567**	(259)	103
Pretax income	**3,964**	589	503
Pretax, pre-provision income[1]	**5,246**	*579*	*504*
Income tax expense	**991**	147	125
Net income	**$2,973**	$442	$378

Key Indicators ($B)	2Q25	1Q25	2Q24
Average deposits	**$952.0**	$947.6	$949.2
Rate paid on deposits	**0.58 %**	0.61 %	0.60 %
Cost of deposits[2]	**1.46**	1.54	1.44
Average loans and leases	**$319.1**	$315.0	$312.3
Net charge-off ratio	**1.51 %**	1.62 %	1.53 %
Net charge-offs ($MM)	**$1,200**	$1,262	$1,188
Reserve build ($MM)	**82**	30	93
Consumer investment assets[3]	**539.7**	497.7	476.1
Active mobile banking users (MM)	**40.8**	40.5	39.0
% Consumer sales through digital channels	**65 %**	65 %	53 %
Number of financial centers	**3,664**	3,681	3,786
Combined credit / debit purchase volumes[4]	**$244.1**	$228.4	$233.6
Total consumer credit card risk-adjusted margin[4]	**7.07 %**	6.68 %	6.75 %
Return on average allocated capital	**27**	23	24
Allocated capital	**$44.0**	$44.0	$43.3
Efficiency ratio	**51 %**	56 %	54 %

- Net income of $3.0B
- Revenue of $10.8B increased 6% from 2Q24, driven by higher net interest income
- Provision for credit losses of $1.3B was flat to 2Q24
  - Net charge-offs of $1.2B were flat to 2Q24
  - Net reserve build of $82MM vs. $93MM in 2Q24
- Noninterest expense of $5.6B increased 2% from 2Q24, driven by investments in people and technology
  - Efficiency ratio of 51%
- Average deposits of $952B increased $3B from 2Q24
  - 58% of deposits in checking accounts; 92% are primary accounts[5]
- Average loans and leases of $319B increased $7B, or 2%, from 2Q24
- Combined credit / debit card spend of $244B increased 4% from 2Q24[4]
- Consumer investment assets of $540B grew $64B, or 13%, vs. 2Q24,[3] driven by higher market valuations and $19B of net client flows from new and existing clients
- 11.2MM clients enrolled in Preferred Rewards, up 1% from 2Q24[6]
- 79% of households digitally active, up from 77% in 2Q24[7]

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 30. For important presentation information, see slide 33.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] End of period. Consumer investment assets include client brokerage assets, deposit sweep balances, brokered CDs, and AUM in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] As of May 2025. Includes clients in Consumer, Small Business, and GWIM.
[7] As of May 2025. Represents households with consumer bank login activities in a 90-day period.

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Global Wealth & Investment Management

Summary Income Statement ($MM)	2Q25	Inc / (Dec) 1Q25	2Q24
Total revenue, net of interest expense	**$5,937**	($79)	$363
Provision for credit losses	**20**	6	13
Noninterest expense	**4,593**	(66)	394
Pretax income	**1,324**	(19)	(44)
Pretax, pre-provision income[1]	**1,344**	*(13)*	*(31)*
Income tax expense	**331**	(5)	(11)
Net income	**$993**	($14)	($33)

Key Indicators ($B)	2Q25	1Q25	2Q24
Average deposits	**$276.8**	$286.4	$287.7
Rate paid on deposits	**2.47 %**	2.50 %	3.14 %
Average loans and leases	**$237.4**	$232.3	$222.8
Net charge-off ratio	**0.02 %**	0.02 %	0.02 %
Net charge-offs ($MM)	**$10**	$9	$11
Reserve build (release) ($MM)	**10**	5	(4)
AUM flows	**14.3**	24.0	10.8
Pretax margin	**22 %**	22 %	25 %
Return on average allocated capital	**20**	21	22
Allocated capital	**$19.8**	$19.8	$18.5

- Net income of $1.0B
- Revenue of $5.9B increased 7% from 2Q24, driven primarily by higher asset management fees from strong AUM flows and higher market levels
- Noninterest expense of $4.6B increased 9% vs. 2Q24, driven by revenue-related incentives and investments in the business, including people and technology
- Client balances of $4.4T increased 10% from 2Q24, driven by higher market valuations and positive net client flows
  - AUM flows of $14B in 2Q25; $82B since 2Q24
- 63% of clients have banking relationship
  - Average deposits of $277B decreased $11B, or 4%, from 2Q24
  - Average loans and leases of $237B increased $15B, or 7%, from 2Q24
- Added ~7,100 net new relationships across Merrill and Private Bank in 2Q25
- 86% of GWIM households / relationships digitally active across the enterprise[2]

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 30. For important presentation information, see slide 33.
[2] Represents the percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking-only households. Private Bank includes third-party activities and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. As of May 2025 for Private Bank and as of June 2025 for Merrill.

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Global Banking

Summary Income Statement ($MM)	2Q25	Inc / (Dec) 1Q25	2Q24
Total revenue, net of interest expense[1]	**$5,690**	($287)	($363)
Provision for credit losses	**277**	123	42
Noninterest expense	**3,070**	(114)	171
Pretax income	**2,343**	(296)	(576)
Pretax, pre-provision income[2]	**2,620**	*(173)*	*(534)*
Income tax expense	**644**	(82)	(159)
Net income	**$1,699**	($214)	($417)

Selected Revenue Items ($MM)	2Q25	1Q25	2Q24
Total Corporation IB fees (excl. self-led)[1]	**$1,428**	$1,523	$1,561
Global Banking IB fees[1]	**767**	847	835
Business Lending revenue	**2,203**	2,097	2,565
Global Transaction Services revenue	**2,649**	2,680	2,561

Key Indicators ($B)	2Q25	1Q25	2Q24
Average deposits	**$603.4**	$575.2	$525.4
Average loans and leases	**387.9**	378.7	372.7
Net charge-off ratio	**0.32 %**	0.20 %	0.38 %
Net charge-offs ($MM)	**$303**	$187	$346
Reserve build (release) ($MM)	**(26)**	(33)	(111)
Return on average allocated capital	**13 %**	15 %	17 %
Allocated capital	**$50.8**	$50.8	$49.3
Efficiency ratio	**54 %**	53 %	48 %

- Net income of $1.7B
- Revenue of $5.7B decreased 6% from 2Q24, driven primarily by lower net interest income, leasing revenue, and investment banking fees, partially offset by higher treasury service charges
  - Total Corporation investment banking fees (ex. self-led) of $1.4B decreased 9% vs. 2Q24
- Provision for credit losses of $277MM vs. $235MM in 2Q24
  - Net charge-offs of $303MM decreased $43MM from 2Q24
  - Net reserve release of $26MM vs. $111MM in 2Q24
- Noninterest expense of $3.1B increased 6% vs. 2Q24, driven by investments in the business, including people and technology
- Average deposits of $603B increased $78B, or 15%, from 2Q24
- Average loans and leases of $388B increased $15B, or 4%, from 2Q24

[1] Global Banking and Global Markets share in certain deal economics from investment banking (IB), loan origination activities, and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 30. For important presentation information, see slide 33.

17

Global Markets[1]

Summary Income Statement ($MM)	2Q25	Inc / (Dec) 1Q25	Inc / (Dec) 2Q24
Total revenue, net of interest expense[2]	**$5,980**	($604)	$521
Net DVA	***(51)***	*(70)*	*(50)*
Total revenue (excl. net DVA)[2,3]	***6,031***	*(534)*	*571*
Provision (benefit) for credit losses	**22**	(6)	35
Noninterest expense	**3,806**	(5)	320
Pretax income	**2,152**	(593)	166
Pretax, pre-provision income[4]	***2,174***	*(599)*	*201*
Income tax expense	**624**	(172)	48
Net income	**$1,528**	($421)	$118
Net income (excl. net DVA)[3]	***$1,567***	*($368)*	*$156*

Selected Revenue Items ($MM)[2]	2Q25	1Q25	2Q24
Sales and trading revenue	**$5,326**	$5,664	$4,679
Sales and trading revenue (excl. net DVA)[3]	**5,377**	5,645	4,680
FICC (excl. net DVA)[3]	**3,247**	3,463	2,737
Equities (excl. net DVA)[3]	**2,130**	2,182	1,943
Global Markets IB fees	**666**	681	719

Key Indicators ($B)	2Q25	1Q25	2Q24
Average total assets	**$1,023.0**	$969.3	$908.5
Average trading-related assets	**700.4**	668.2	639.8
Average 99% VaR ($MM)[6]	**84**	91	73
Average loans and leases	**176.4**	159.6	135.1
Net charge-offs ($MM)	**25**	6	2
Reserve build (release) ($MM)	**(3)**	22	(15)
Return on average allocated capital	**13 %**	16 %	13 %
Allocated capital	**$49.0**	$49.0	$45.5
Efficiency ratio	**64 %**	58 %	64 %

- Net income of $1.5B ($1.6B excluding net DVA)[3]
- Revenue of $6.0B increased 10% from 2Q24, driven primarily by higher sales and trading revenue
- Sales and trading revenue of $5.3B increased 14% from 2Q24; excluding net DVA, up 15%[3]
  - FICC revenue increased 16% to $3.2B (excl. DVA, up 19%),[3] driven by strong performance in macro products[5]
  - Equities revenue increased 10% to $2.1B (incl. and excl. DVA),[3] driven by improved trading performance and increased client activity
- Noninterest expense of $3.8B increased 9% vs. 2Q24, driven by higher revenue-related expenses and investments in the business, including people and technology
- Average VaR of $84MM in 2Q25[6]

[1] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represent non-GAAP financial measures. Reported fixed income, currencies, and commodities (FICC) sales and trading revenue was $3.2B, $3.5B, and $2.7B for 2Q25, 1Q25, and 2Q24, respectively. Reported Equities sales and trading revenue was $2.1B, $2.2B, and $1.9B for 2Q25, 1Q25, and 2Q24, respectively. See note F on slide 30 and slide 33 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 30. For important presentation information, see slide 33.
[5] Macro includes currencies, interest rates, and commodities products.
[6] See note G on slide 30 for the definition of VaR.

18

All Other[1]

Summary Income Statement ($MM)	2Q25	Inc / (Dec) 1Q25	2Q24
Total revenue, net of interest expense	**($1,812)**	($253)	($57)
Provision (benefit) for credit losses	**(9)**	(1)	(7)
Noninterest expense	**147**	(143)	(114)
Pretax income (loss)	**(1,950)**	(109)	64
Pretax, pre-provision income (loss)[2]	***(1,959)***	*(110)*	*57*
Income tax expense (benefit)	**(1,873)**	(36)	(109)
Net income (loss)	**($77)**	($73)	$173

- Net loss of $77MM
- The Corporation's total effective tax rate (ETR) for the quarter was approximately 7%, which included discrete tax benefits of approximately $180MM
  - The primary drivers reducing the ETR from the statutory rates were recurring tax credits primarily related to investments in renewable energy and affordable housing and discrete tax benefits. Excluding these items, the Corporation's adjusted ETR would have been approximately 24%[2]

[1] All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses, and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.

[2] Represent a non-GAAP financial measures. For more information and a reconciliation to the most directly comparable GAAP financial measures regarding pretax, pre-provision income (loss) and ETR, see note C and note H on slide 30. For important presentation information, see slide 33.

19

Additional Presentation Information

2025 YTD Consumer Payment Spend1 of $2.3T is up 4% YoY Payment Spend ($ and Transaction Volume) Quarterly YoY % Growth 21 2025 YTD Credit and Debit2 YoY % Growth Total credit and debit spend up 4%; transactions up 3% $ Volume Transaction # 1Q 22 2Q 3Q 4Q 1Q 23 2Q 3Q 4Q 1Q 24 2Q 3Q 4Q 1Q 25 2Q 0% 5% 10% 15% 20% 3% (6%) 3% 1% 5%5% 0% 2% 2% 3% $ Volume Transaction # Travel & Entertainment Gas Food Retail Services Payment Spend ($ Volume) and YoY % Growth $2.0T $2.1T $2.2T $2.3T 13% 5% 4% 4% 2022 YTD 2023 YTD 2024 YTD 2025 YTD 4% 3% Payment Transaction Volume 2025 YTD vs. 2019 YTD 26% 51% 109% (39%) Credit / Debit ACH / Wire P2P / P2B Cash / Check % of 2025 YTD: Transactions 77% 11% 7% 4% $ volume 21% 46% 16% 17% 4 Note: Amounts may not total due to rounding. 1 Total payments represent payments made from Bank of America accounts using credit card, debit card, ACH, wires, billpay, person-to-person, cash, and checks. 2 Includes consumer and small business credit card portfolios in Consumer Banking and GWIM. 3 Excludes credit and debit money transfers, charitable donations, and miscellaneous categories with immaterial volume. 4 P2P stands for person-to-person. P2B stands for person-to-business. 3 3

Supplemental Business Segment Trends

Total Expense ($B) and Efficiency Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets ($B)2 and Accounts (MM) Average Loans and Leases ($B) Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 31 for business leadership sources. 2 End of period. Consumer investment assets include client brokerage assets, deposit sweep balances, brokered CDs, and AUM in Consumer Banking. $10.2 $10.4 $10.6 $10.5 $10.8 8.1 8.3 8.5 8.5 8.7 2.1 2.1 2.2 2.0 2.1 Net interest income Noninterest income 2Q24 3Q24 4Q24 1Q25 2Q25 $0.0 $4.0 $8.0 $12.0 $5.5 $5.5 $5.6 $5.8 $5.6 54% 53% 53% 56% 51% Noninterest expense Efficiency ratio 2Q24 3Q24 4Q24 1Q25 2Q25 $0.0 $2.0 $4.0 $6.0 40% 50% 60% 70% $949 $938 $942 $948 $952 477 475 477 478 477 472 463 465 470 475 Other deposits Low-interest and noninterest checking 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $250 $500 $750 $1,000 $312 $314 $316 $315 $319 115 115 115 115 118 96 97 97 97 97 56 56 57 56 57 21 22 22 22 22 24 25 25 26 26 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $125 $250 $375 23 $476 $497 $518 $498 $540 3.9 3.9 3.9 4.0 4.0 Assets Accounts 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $200 $400 $600 3.0 4.0 5.0 6.0 Business Leadership1 • No. 1 in U.S. Consumer Deposits(A) • No. 1 Small Business Lender(B) • No. 1 in Retail Banking Advice Satisfaction(C) • No. 1 in Banking Mobile App Satisfaction(D) • Certified by J.D. Power for Outstanding Client Satisfaction with Customer Financial Health Support – Banking & Payments(E) • Merrill Edge Self-Directed Best in Class Award for Customer Service (4th consecutive year)(F)

Erica® Active Users and Interactions6 Zelle® vs. Cash and Checks (MM) Digitally-Enabled Sales5Digital Users2 and Households3 Client Digital Interactions (B)4 1,640 1,770 1,659 1,874 48% 51% 53% 65% Digital unit sales (K) Digital as a % of total sales 2Q22 2Q23 2Q24 2Q25 0 500 1,000 1,500 2,000 0% 25% 50% 75% 100% 2.3 2.6 2.9 3.3 2.8 3.1 3.5 4.1 Alerts sent Digital logins 2Q22 2Q23 2Q24 2Q25 0.0 1.0 2.0 3.0 4.0 5.0 43 46 47 49 55 57 58 59 72% 74% 77% 79% Active users (MM) Verified users (MM) Household adoption % 2Q22 2Q23 2Q24 2Q25 20 30 40 50 60 60% 70% 80% 90% 100% Client Engagement Person-to-Person Payments (Zelle®)7 Digital Volumes 239 303 382 446 $73 $91 $115 $139 Transactions (MM) Volume ($B) 2Q22 2Q23 2Q24 2Q25 0 100 200 300 400 500 $0 $50 $100 $150 $200 Consumer1 Digital Update Note: Amounts may not total due to rounding. 1 Includes all households / relationships with consumer platform activity, except where otherwise noted. 2 Digital active users represents Consumer and Merrill mobile and / or online 90-day active users. Verified users represents Consumer and Merrill users with a digital identification and password. 3 Household adoption represents households with consumer bank login activities in a 90-day period, as of May for each quarter presented. 4 Digital logins represents the total number of desktop and mobile banking sessions on the consumer banking platform. Alerts are digital communications sent to clients via SMS, push, and email notifications. 5 Digitally-enabled sales represent sales initiated and / or booked via our digital platforms. 6 Erica engagement represents mobile and online activity across client facing platforms powered by Erica. 7 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle® users represent 90-day active users. 17.0 20.3 22.6 24.3 users (MM) 24 Digital Adoption 123 166 167 174 Erica® interactions (MM) 2Q22 2Q23 2Q24 2Q25 0 50 100 150 200 250 236 225 211 156 197 244 282 Zelle® sent transactions Cash withdrawn & checks written 2Q22 2Q23 2Q24 2Q25 100 150 200 250 300 1.3x 14.4 18.2 19.6 20.0 users (MM)

Note: Amounts may not total due to rounding. 1 See slide 31 for business leadership sources. 2 Includes Preferred deposits, other non-sweep Merrill bank deposits, and Private Bank deposits. 3 End of period. Loans and leases includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 4 Managed deposits in investment accounts of $43B, $41B, $45B, $37B, and $36B for 2Q25, 1Q25, 4Q24, 3Q24, and 2Q24, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • No. 1 on Forbes' Top Women Wealth Advisors Best-in-State (2025), Best-in-State Wealth Management Teams (2025), and Top Next Generation Advisors (2024) • No. 1 on Barron's Top 1200 Wealth Financial Advisors List (2025) and No. 1 on Barron’s Top 100 Women Financial Advisors (2024) • No. 1 on Financial Planning's Top 40 Advisors Under 40 List (2025) • Model Wealth Manager Holistic Wealth Management and Financial Wellbeing(G) • No. 1 in Managed Personal Trust AUM(B) • Best Private Bank in North America and Excellence in Philanthropic Services(H) Average Loans and Leases ($B) Total Revenue ($B) Client Balances ($B)3,4 $5.6 $5.8 $6.0 $6.0 $5.9 1.7 1.7 1.8 1.8 1.8 3.3 3.5 3.6 3.7 3.6 0.6 0.6 0.6 0.6 0.5 Net interest income Asset management fees Brokerage / other 2Q24 3Q24 4Q24 1Q25 2Q25 $0.0 $2.5 $5.0 $7.5 1,759 1,861 1,882 1,856 1,987 1,780 1,857 1,888 1,821 1,932 281 283 292 285 276228 230 234 237 243$4,012 $4,194 $4,252 $4,157 $4,395 AUM Brokerage / other Deposits Loans and leases 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $1,500 $3,000 $4,500 $223 $225 $229 $232 $237 108 109 109 110 111 49 50 51 52 53 62 64 65 68 70 Consumer real estate Securities-based lending Custom lending Credit card 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $100 $200 $300$288 $280 $285 $286 $277 224 212 213 210 203 64 68 72 77 74 Sweep deposits Bank deposits 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $100 $200 $300 25 2

Erica® Interactions (MM)5 1.9 2.7 3.0 3.4 2Q22 2Q23 2Q24 2Q25 0.0 1.0 2.0 3.0 4.0 Person-to-Person Payments (Zelle®)6 Check Deposits7 eDelivery4Digital Households / Relationships2 Digital Channel Adoption3 75% 78% 80% 82% 2Q22 2Q23 2Q24 2Q25 0% 25% 50% 75% 100% 56% 59% 62% 65% 76% 76% 78% 79% Mobile adoption Online adoption 2Q22 2Q23 2Q24 2Q25 0% 25% 50% 75% 100% 690 718 742 761 82% 83% 85% 86% Digital households / relationships (K) Digital adoption % 2Q22 2Q23 2Q24 2Q25 400 500 600 700 800 60% 70% 80% 90% 100% Client Engagement Digital Volumes Global Wealth & Investment Management Digital Update 26 Digital Adoption1 2.3 3.0 3.9 4.7 $1.4 $1.8 $2.4 $3.0 Transactions (MM) Volume ($B) 2Q22 2Q23 2Q24 2Q25 0.0 1.0 2.0 3.0 4.0 5.0 $0.0 $1.0 $2.0 $3.0 $4.0 65% 66% 67% 69% 10% 9% 8% 7% 25% 26% 25% 24% Digital ATM Physical 2Q22 2Q23 2Q24 2Q25 0% 25% 50% 75% 100% Note: Amounts may not total due to rounding. 1 Digital Adoption is the percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking-only households. Private Bank includes third-party activities (effective 1Q23) and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. 2 Data as of May for 2Q22. 2Q23, 2Q24, and 2Q25 as of May for Private Bank and as of June for Merrill. 3 Digital channel adoption represents the percentage of desktop and mobile banking engagement, as of May for 2Q22 and 2Q23. 2Q24 and 2Q25 as of May for Private Bank and as of June for Merrill. 4 GWIM eDelivery percentage includes Merrill Digital Households (excluding Stock Plan, Banking-only households, Retirement-only, and 529-only) and Private Bank relationships that receive statements digitally, as of May for 2Q22, 2Q23, and 2Q24. 2Q25 as of May for Private Bank and as of June for Merrill. Private Bank eDelivery percentage represents relationship enrollment related to Private Bank investment accounts only. 5 Erica interactions represent mobile and online activity across client-facing platforms powered by Erica. 6 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. 7 Digital check deposits include mobile check deposits and remote deposit operations. As of May for Private Bank and as of June for Merrill for each quarter presented.

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 31 for business leadership sources. 2 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 3 Total Corporation IB fees excludes self-led deals. Self-led deals of $70MM, $75MM, $31MM, $34MM, and $50MM for 2Q25, 1Q25, 4Q24, 3Q24, and 2Q24, respectively, are embedded within Debt, Equity, and Advisory. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • North America’s Most Innovative Bank – 2025(I) • World’s Best Bank for Trade Finance and for FX Payments; North America’s Best Digital Bank, Best Bank for Sustainable Finance, and Best Bank for Small to Medium-sized Enterprises(J) • Bank of the Year for Customer Experience(K) • Best Global Bank for Cash Management(I) • 2025 Share Leader and Best Bank Award for U.S. Corporate Banking & Cash Management(L) • Model Bank: An Edge in Actionable Analytics(M) • Best Global Supply Chain Finance Bank in Asia Pacific; Best API Initiative in Asia Pacific(N) • Relationships with 78% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2024) Average Loans and Leases ($B) Total Revenue ($B)2 Total Corporation IB Fees ($MM)3 $6.1 $5.8 $6.1 $6.0 $5.7 3.3 3.2 3.3 3.2 3.1 0.8 0.8 1.0 0.8 0.8 0.8 0.8 0.8 0.8 0.9 1.2 1.0 1.0 1.2 1.0 Net interest income IB fees Service charges All other income 2Q24 3Q24 4Q24 1Q25 2Q25 $0.0 $2.5 $5.0 $7.5 880 780 765 942 837 357 270 364 272 328 374 387 556 384 333 $1,561 $1,403 $1,654 $1,523 $1,428 Debt Equity Advisory 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $600 $1,200 $1,800 198 197 196 196 199 162 162 167 171 177 $373 $371 $375 $379 $388 Commercial Corporate Business Banking 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $250 $500 4 $525 $550 $582 $575 $603 Noninterest-bearing Interest-bearing 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $250 $500 $750 27 30% 28% 27% 27% 25% 70% 72% 73% 73% 75%

1 Relationship client adoption is the percentage of relationship clients digitally active. Digital active clients represents 90-day active clients across CashPro and BA360 platforms. Data as of one month prior to end of quarter. Relationship clients defined as clients meeting revenue threshold for Global Commercial Banking and Business Banking, and all clients in Global Corporate and Investment Banking. 2 Includes CashPro, BA360, and Global Card Access. BA360 as of May for each quarter presented. 3 Erica technology integrated into CashPro Chat starting in August 2023. 4 Includes CashPro alert volume and CashPro online reports and statements scheduled, BA360 90-day Erica insights and alerts, and Global Card Access alert volume for online and mobile. BA360 as of May for each quarter presented. 5 Percent of U.S. Dollar Investment Grade Debt investor bond orders received and fully processed digitally for Global Capital Markets primary issuances. Capital Markets Digital Bond Orders %5 Erica® Interactions on CashPro® Chat (K)3 Proactive Alerts and Insights (MM)4 8% 15% 29% 42% 2Q22 2Q23 2Q24 2Q25 0% 20% 40% 60% 18.8 20.1 22.4 24.2 2Q22 2Q23 2Q24 2Q25 0.0 10.0 20.0 30.0 32.5 32.5 33.5 37.6 3Q24 4Q24 1Q25 2Q25 0.0 10.0 20.0 30.0 40.0 CashPro® App PaymentsRelationship Client Adoption %1 Mobile App Sign-ins (K)2 $167 $191 $253 $314 2.8 3.5 4.0 4.6 Value ($B) Volume (MM) 2Q22 2Q23 2Q24 2Q25 $0 $100 $200 $300 $400 0.0 2.0 4.0 6.0 8.0 1,076 1,594 1,870 2,333 2Q22 2Q23 2Q24 2Q25 0 1,000 2,000 3,000 87% 86% 86% 86% 3Q24 4Q24 1Q25 2Q25 0% 25% 50% 75% 100% Client Engagement Digital Volumes Global Banking Digital Update 28 Digital Adoption

Note: Amounts may not total due to rounding. S&T stands for sales and trading. 1 See slide 31 for business leadership sources. 2 Represents a non-GAAP financial measure. 2025 YTD Global Markets revenue was $12.6B, both including and excluding net DVA. Reported Global Markets revenue mix percentages were the same including and excluding net DVA. Reported FICC S&T revenue mix was 41% credit / other and 59% macro. Reported S&T revenue was $11.0B, $9.8B, $9.4B, and $8.9B for 2025 YTD, 2024 YTD, 2023 YTD, and 2022 YTD, respectively. Reported FICC S&T revenue was $6.7B, $6.0B, $6.1B, and $5.2B for 2025 YTD, 2024 YTD, 2023 YTD, and 2022 YTD, respectively. Reported Equities S&T revenue was $4.3B, $3.8B, $3.2B, and $3.7B for 2025 YTD, 2024 YTD, 2023 YTD, and 2022 YTD, respectively. See note F on slide 30 and slide 33 for important presentation information. 3 Macro includes currencies, interest rates, and commodities products. 4 See note G on slide 30 for definition of VaR. Global Markets Trends and Revenue Mix 2025 YTD Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • World's Best Bank for Markets(J) • CLO Trading Desk of the Year(O) • CMBS Bank of the Year(O) • Best Sell-Side Trading Desk(P) • Equity Derivatives House of the Year(Q) • No. 1 All-America Trading(R) • No. 1 Municipal Bonds Underwriter(S) • No. 2 Top Global Research Firm(R) 2025 YTD Total FICC S&T Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $8.6 $9.4 $9.9 $11.0 5.0 6.2 6.0 6.7 3.7 3.2 3.8 4.3 FICC Equities 2022 YTD 2023 YTD 2024 YTD 2025 YTD $0.0 $4.0 $8.0 $12.0 $601 $624 $635 $684 $119 $84 $68 $87 Avg. trading-related assets Avg. VaR 2022 YTD 2023 YTD 2024 YTD 2025 YTD $0 $250 $500 $750 $0 $50 $100 $150 $200 59% 41% U.S. / Canada International 42% 58% Credit / Other Macro 29 3

Notes

A Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

B Reserve build (or release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

C Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Corporation's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Corporation's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	2Q25			1Q25			2Q24		
$ in millions	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**
Consumer Banking	$ 3,964	$ 1,282	$ 5,246	$ 3,375	$ 1,292	$ 4,667	$ 3,461	$ 1,281	$ 4,742
Global Wealth & Investment Management	1,324	20	1,344	1,343	14	1,357	1,368	7	1,375
Global Banking	2,343	277	2,620	2,639	154	2,793	2,919	235	3,154
Global Markets	2,152	22	2,174	2,745	28	2,773	1,986	(13)	1,973
All Other	(1,950)	(9)	(1,959)	(1,841)	(8)	(1,849)	(2,014)	(2)	(2,016)
Total Corporation	$ 7,688	$ 1,592	$ 9,280	$ 8,116	$ 1,480	$ 9,596	$ 7,560	$ 1,508	$ 9,068

D Interest rate sensitivity as of June 30, 2025, reflects the potential pretax impact to forecasted net interest income over the next 12 months from June 30, 2025, resulting from an instantaneous parallel shock to the market-based forward curve. As part of our asset and liability management activities, we use securities, certain residential mortgages, and interest rate and foreign exchange derivatives in managing interest rate sensitivity. The sensitivity analysis assumes that we take no action in response to this rate shock and does not assume any change in other macroeconomic variables normally correlated with changes in interest rates. The sensitivity analysis incorporates potential movements in customer behavior that could result in changes in both total customer deposit balances and balance mix in various interest rate scenarios. In lower rate scenarios, the analysis assumes that a portion of higher-yielding deposits or market-based funding are replaced with low-cost or noninterest-bearing deposits.

E Forward-looking statements related to the Corporation's NII outlook are based on the Corporation's baseline NII forecast that takes into account expected future business growth, ALM positioning, and the future direction of interest rate movements as implied by market-based curves, including, among others, the Corporation's current expectations regarding expected interest rate cuts, the expected impact of one additional day compared to 2Q, the expected benefit to NII from fixed-rate asset repricing, and a range of expected loan and deposit growth. These statements are not guarantees of future results or performance and involve known and unknown risks, uncertainties, and assumptions that are difficult to predict and are often beyond the Corporation's control. For more information, see Forward-Looking Statements on slide 32.

F Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($51MM), $19MM, and ($1MM) for 2Q25, 1Q25, and 2Q24, respectively, and ($32MM), ($86MM), ($88MM), and $227MM for 2025 YTD, 2024 YTD, 2023 YTD, and 2022 YTD, respectively. Net DVA gains (losses) included in FICC revenue were ($54MM), $15MM, and $5MM for 2Q25, 1Q25, and 2Q24, respectively, and ($39MM), ($71MM), ($86MM), and $220MM for 2025 YTD, 2024 YTD, 2023 YTD, and 2022 YTD, respectively. Net DVA gains (losses) included in Equities revenue were $3MM, $4MM, and ($6MM) for 2Q25, 1Q25, and 2Q24, respectively, and $7MM, ($15MM), ($2MM), and $7MM for 2025 YTD, 2024 YTD, 2023 YTD, and 2022 YTD, respectively.

G VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $35MM, $39MM, and $36MM for 2Q25, 1Q25, and 2Q24 respectively, and $37MM, $34MM, $31MM, and $26MM for 2025 YTD, 2024 YTD, 2023 YTD, and 2022 YTD, respectively. Beginning in 1Q25, the VaR amounts for all periods presented are those used in the Corporation's risk management of its trading portfolios. Previously, the VaR amounts presented were those used for regulatory capital. The trading portfolio represents trading assets and liabilities, primarily consisting of regular underwriting or dealing in securities and derivative contracts, and acquiring positions as an accommodation to customers.

H In 2Q25, adjusted ETR of 24% is calculated as ETR of 7% plus 17 percentage points for the tax rate effects of tax credits of $1.1B and discrete tax benefits of approximately $180MM. We believe the presentation of adjusted ETR is useful because it provides additional information to assess the Corporation's results of operations.

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Business Leadership Sources (A) 1Q25 FFIEC Call Reports. (B) FDIC, 1Q25. (C) J.D. Power 2025 U.S. Retail Banking Advice Satisfaction Study measures customer satisfaction with retail bank advice / guidance in the past 12 months. For more information, visit jdpower.com/awards.* (D) J.D. Power 2025 U.S. Mobile App Satisfaction Study measures overall satisfaction with banking app channel in the first quarter of 2025. For more information, visit jdpower.com/ awards.* (E) J.D. Power 2024 Financial Health Support CertificationSM is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards.* (F) StockBrokers.com* 2025 Annual Broker Review. (G) Celent Model Wealth Manager, 2025. (H) Global Private Banker Innovation Awards, 2025. (I) Global Finance, 2025. (J) Euromoney, 2024. (K) Treasury Management International, 2025. (L) Coalition Greenwich, 2025. (M) Celent, 2025. (N) Asian Banker, 2025. (O) GlobalCapital, 2025. (P) Global Markets Choice Awards, 2025. (Q) Risk Awards, 2025. (R) Extel, 2024. (S) LSEG-Refinitiv, YTD 2025. 31 * Website content is not incorporated by reference into this presentation.

Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “outlook,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, liquidity, net interest income, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, deposits, assets, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation's 2024 Annual Report on Form 10-K and in any of the Corporation’s subsequent U.S. Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage, which are inherently difficult to predict, resulting from pending, threatened or future litigation and regulatory investigations, proceedings and enforcement actions, which the Corporation is subject to in the ordinary course of business, including matters related to our processing of unemployment benefits for California and certain other states, the features of our automatic credit card payment service, the adequacy of the Corporation’s anti- money laundering and economic sanctions programs and the processing of electronic payments, including through the Zelle network, and related fraud, which are in various stages; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the impact of U.S. and global interest rates (including the potential for ongoing fluctuations in interest rates), inflation, currency exchange rates, economic conditions, trade policies and tensions, including changes in, or the imposition of, tariffs and / or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, which may have varying effects across industries and geographies and geopolitical instability; the risks related to the discontinuation of reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, resulting in worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, which may include unemployment rates, real estate prices, gross domestic product levels and corporate bond spreads, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of trade policies, supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; variances to the underlying assumptions and judgments used in estimating banking book net interest income sensitivity; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and / or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations, including impacts from the 2025 budget reconciliation legislation; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and potential changes to loss allocations between financial institutions and customers, including for losses incurred from the use of our products and services, including electronic payments and payment of checks, that were authorized by the customer but induced by fraud; the impact of failures or disruptions in or breaches of the Corporation’s operations or information systems, or those of various third parties, including regulators and federal and state governments, such as from cybersecurity incidents; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learning; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental goals or the impact of any changes in the Corporation's sustainability or human capital management strategy or goals; the impact of uncertain or changing political conditions or any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary, trade or regulatory policy; the emergence of widespread health emergencies or pandemics; the impact of natural disasters, extreme weather events, military conflicts (including the Russia / Ukraine conflict, the conflicts in the Middle East, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. 32

Important Presentation Information 33 • The information contained herein is preliminary and based on Corporation data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Corporation may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense, and pretax income, excluding certain items (e.g., DVA) that are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended June 30, 2025, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings, the content of which is not incorporated by reference into this presentation. • The Corporation presents certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and / or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented herein, including in the 2Q25 Financial Results on slide 5 and the Summary Income Statement for each segment. • The Corporation also views revenue, net interest income, and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non- GAAP financial measures. The Corporation believes managing the business with net interest income on an FTE basis provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $145MM, $145MM, $154MM, $147MM, and $160MM for 2Q25, 1Q25, 4Q24, 3Q24, and 2Q24, respectively. • The Corporation allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in 1Q25, the Corporation adjusted the amount of capital being allocated to its business segments.